EXHIBIT 5.1



                                 DIANE D. DALMY
                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                                  303.985.9324
                            303.988.6954 (facsimile)
                           email: ddalmy@earthlink.net



July 18, 2002



GeneMax Corp.
435 Martin Street, Suite 4000
Blaine, Washington 98230

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     Please be advised that I have been engaged as counsel to GeneMax Corp., formerly known as "Eduverse.com" (the "Company") in connection with preparation of a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The Registration Statement pertains to the registration of 1,000,000 shares of the Company's Common Stock, par value $0.001, for the issuance pursuant to the terms and provisions of the Stock Option Plan of the Company (the "Stock Option Plan").

     In connection with this opinion, I have examined originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of the opinion hereinafter expressed including, but not limited to, the following: (i) the Registration Statement on Form S-8; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and currently in effect; (iii) the Stock Option Plan and associated documents; (iv) certain resolutions of the Board of Directors of the Company relating to the adoption of the Stock Option Plan and other transactions contemplated by the Registration Statement; and (v) such other documents as I have deemed necessary of appropriate as a basis for this opinion. I have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

     Based upon the foregoing, I am of the opinion that the shares of Common Stock, when issued and sold in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and non-assessable.

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GeneMax Corp.
Page Two
July 18, 2002



     I am a member of the Bar of the State of Colorado and the opinions expressed herein are limited to the corporate laws of Nevada pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" laws of various states.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,


/s/ Diane D. Dalmy
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Diane D. Dalmy